UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compass Minerals International, Inc. (the “Company”) launched an enterprise-wide optimization effort at the end of 2019 designed to drive improvements across all facets of the Company and unlock the true value of our assets. Focus areas include (1) operations and increasing production with greater efficiency, (2) logistics and leveraging our transportation footprint across businesses, (3) strategic sourcing and partnering with key suppliers to more effectively source globally, (4) commercial effectiveness and improving the customer experience, (5) working capital management and improving our order-to-cash processes, and (6) improved employee engagement. The Company expects the optimization effort to result in increased shareholder value by delivering sustainable earnings growth and margin improvements.

On December 31, 2020, the Compensation Committee of our Board of Directors (the “Compensation Committee”) approved annual long-term incentive program (“LTIP”) equity awards to our executive officers under our 2020 Incentive Award Plan that will be granted on January 13, 2021. The 2021 LTIP target grant value mix is 60% performance stock units (“PSUs”) and 40% restricted stock units (“RSUs”).

The RSUs will vest in three equal annual installments, beginning on the first anniversary of the grant date. The RSUs will be forfeited unless a performance hurdle tied to our 2021 EBITDA performance is satisfied, which will be subject to certification of performance by the Compensation Committee. Each RSU represents the right to receive one share of our common stock. Dividend equivalents are not paid on the RSUs until the RSU performance hurdle is satisfied. If the RSU performance hurdle is satisfied, the accumulated dividend equivalents are paid, and, subsequently, dividend equivalents are paid on the RSUs when dividends are declared. If the RSU performance hurdle is not satisfied, the RSU will be forfeited and no dividend equivalents will be paid.

In support of our enterprise-wide optimization effort, PSUs granted to executive officers in 2021 will be earned based on the achievement of adjusted EBITDA growth performance criteria set forth in the table below over a three-year performance period. The PSUs are designed to reward our leadership team if the rigorous adjusted EBITDA growth performance criteria are achieved through successful execution of our enterprise-wide optimization effort and to encourage retention.

Performance Level	3-Year Adjusted EBITDA Growth*	Payout as % of Target Number of PSUs
Threshold	8.0%	50%
Target	11.5%	100%
Stretch	13.0%	200%
Maximum	15.0%	300%

*Calculated on a cumulative compound annual growth rate basis. Full year 2020 adjusted EBITDA used as the base for the growth determination will be the greater of actual adjusted EBITDA for 2020 or a pre-determined “floor” of $335 million.

Any PSUs that are earned will cliff-vest on January 13, 2024 (three years after the grant date) to the extent the performance criteria are met and subject to certification of performance by the Compensation Committee. Each PSU represents the right to receive one share of our common stock. Dividend equivalents are accumulated and paid only on PSUs vested and actually earned. If the threshold performance level is not achieved, no PSUs will be vested or earned and the PSUs will be forfeited and no dividend equivalents will be paid.

The Compensation Committee approved 2021 LTIP grants for our executive officers with the award value listed in the table below.

Name and Principal Position	Restricted Stock Units ($)	Performance Stock Units at Target ($)
Kevin S. Crutchfield President and Chief Executive Officer	$1,391,000	$2,086,500
James D. Standen Chief Financial Officer	$360,000	$540,000
Mary L. Frontczak Chief Legal and Administrative Officer and Corporate Secretary	$324,000	$486,000
S. Bradley Griffith Chief Commercial Officer	$370,800	$556,200
George J. Schuller, Jr. Chief Operations Officer	$482,600	$723,900

The number of RSUs target number of and PSUs that will be granted will be based on the award value divided by the Company’s closing stock price on the January 13, 2021 grant date.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the form of restricted stock unit award grant notice and form of performance stock unit award grant notice, copies of which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On January 5, 2021, the Company issued a press release regarding fourth quarter 2020 snow-event data. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
10.1	Form of RSU Award Grant Notice.
10.2	Form of PSU Award Grant Notice.
99.1	Press Release issued by Compass Minerals International, Inc. on January 5, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: January 5, 2021	By:	/s/ James D. Standen
Name: James D. Standen
Title: Chief Financial Officer